MILLER, NASH, WIENER, HAGER & CARLSEN LLP
                                ATTORNEYS AT LAW
                            3500 U. S. BANCORP TOWER
                              111 S.W. FIFTH AVENUE
                           PORTLAND, OREGON 97204-3699
                            TELEPHONE (503) 224-5858
                            FACSIMILE (503) 224-0155










                                  April 2, 1997




Barrett Business Services, Inc.
4724 S.W. Macadam Avenue
Portland, Oregon  97201

                   Subject:   Registration Statement on Form S-3
                              157,443 Shares of Common Stock

Gentlemen:

                  Reference is made to the Registration Statement on Form S-3 ("Registration Statement") to be filed by Barrett Business Services, Inc., a Maryland corporation ("Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 157,443 shares ("Shares") of the common stock, $.01 par value per share, of the Company to be offered and sold from time to time by the selling stockholders ("Selling Stockholders") referred to therein. Ninety thousand of such Shares (the "Warrant Shares") are issuable on exercise of warrants held by certain of the Selling Stockholders.

                  As counsel for the Company, we are familiar with the actions taken by the stockholders and board of directors of the Company with respect to the authorization and issuance of the Shares. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

                  Based on the foregoing, it is our opinion that (a) the Warrant Shares have been duly authorized and when (i) said warrants have been duly exercised and (ii) the Warrant Shares have been duly delivered against payment therefor pursuant to the terms of said warrants, the Warrant Shares will be validly issued, fully paid and nonassessable; and (b) the balance of the Shares are validly issued, fully paid and nonassessable.


                                                                       EXHIBIT 5

Barrett Business
 Services, Inc.                      - 2 -                         April 2, 1997


                  We consent to the use of this opinion in the Registration Statement and in any amendments thereto.

                              Very truly yours,

                              /s/ Miller, Nash, Wiener, Hager & Carlsen LLP

                              MILLER, NASH, WIENER, HAGER & CARLSEN LLP